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                                                                       EXHIBIT 5

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                    12TH FLOOR
                              734 15TH STREET, N.W.
                             WASHINGTON, D.C.  20005
                                    ----------
TIMOTHY B. MATZ             Telephone:  (202) 347-0300     JEFFREY D. HAAS
STEPHEN M. EGE              Facsimile:  (202) 347-2172     KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                         KENNETH B. TABACH
W. MICHAEL HERRICK                                         PATRICIA J. WOHL
GERARD L. HAWKINS                                          JEFFREY R. HOULE
NORMAN B. ANTIN                                            DAVID N. PARDYS*
JOHN P. SOUKENIK*                                          FIORELLO J. VICENCIO*
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL                                         ------------
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON               December 12, 1997          OF COUNSEL

                                                           ALLIN P. BAXTER
                                                           JACK I. ELIAS
                                                           SHERYL JONES ALU
*NOT ADMITTED IN D.C.               VIA EDGAR


Board of Directors
Miami Computer Supply Corporation
4750 Hempstead Station
Dayton, Ohio  45429

    Re:  Registration Statement on Form S-8
         100,000 Shares of Common Stock

Gentlemen:

    We are special counsel to Miami Computer Supply Corporation, an Ohio corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 100,000 shares of common stock, no par value ("Common Stock"), to be issued pursuant to the Corporation's Non-Employee Director Stock Option Plan (the "Plan") upon the exercise of stock options. The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the
Corporation.   We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.


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Board of Directors
December 12, 1997
Page 2

    For this purpose, we have reviewed the Registration Statement and related Prospectus, the Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for the opinions expressed herein. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to stock options granted under the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the stock options; (ii) on the dates the stock options are exercised, the stock options granted under the terms of the Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the stock options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                  By:  /s/ Jeffrey A. Koeppel
                                       ------------------------------
                                       Jeffrey A. Koeppel, a Partner